                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Caminus Corporation of our report dated May 28, 1999, except as to the fourth and fifth paragraphs of Note 1 which are as of January 27, 2000, relating to the consolidated financial statements and financial statement schedule of Caminus Corporation, and of our report dated August 28, 1998, relating to the financial statements of ZAI*NET Software, Inc., which appear in the Caminus Corporation Registration Statement on Form S-1 (File No. 333-88437).


PricewaterhouseCoopers LLP
New York, New York
January 27, 2000